Exhibit 23.1

                       [Letterhead of Deloitte & Touche]





ASML Holding N.V.
De Run 1110
5503 LA VELDHOVEN




Date: May 22, 2003     From: J.G.C.M. Bune RA    Our Reference:  1077447/le9996


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of ASML Holding N.V., of our report dated January 30, 2003 included in the Annual Report on Form 20-F of ASML Holding N.V. for the year ended December 31, 2002 filed with the Commission on March 14, 2003.



/s/ Deloitte & Touche Accountants